UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

EXPLANATORY NOTE

On May 18, 2022, 22nd Century Group, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”) regarding the completion of the Company’s acquisition, on May 13, 2022, of substantially all of the assets of GVB Biopharma’s (“GVB”) business dedicated to hemp-based cannabinoid extraction, refinement, contract manufacturing and product development (the “Transaction”).

On July 20, 2022, the Company filed Amendment No. 1 to the Original Form 8-K to include an updated Item 9.01(a) Financial Statements of Business Acquired and Item 9.01(b) Pro Forma Financial information.

On September 2, 2022, the Company filed Amendment No. 2 to the Original Form 8-K to include an updated Item 9.01(b) Pro Forma Financial information.

The Company is filing this Amendment No. 3 to the Original Form 8-K to file the following updated pro forma information reflecting the Transaction:

•	The unaudited pro forma statement of operations and comprehensive loss for the year ended December 31, 2022 and the related notes thereto after giving effect to the Transaction.

Item 9.01(d): Financial Statements and Exhibits.

Exhibits.

Exhibit 99.1	The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2022 and the related notes thereto after giving effect to the Transaction (filed herewith).

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ R. Hugh Kinsman
Date: March 10, 2023	R. Hugh Kinsman
Chief Financial Officer